Exhibit 5.1

December 9, 2009

Integrated Security Systems, Inc.

2009 Chenault Drive, Suite 114

Carrollton, Texas 75006

Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Integrated Security Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof.  The Registration Statement relates to the registration of up to an aggregate of 25,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance pursuant to the Company’s 2009 Long-Term Incentive Plan (the “Plan”).

In rendering the opinions set forth herein, we have reviewed (i) the Certificate of Incorporation and the Bylaws of the Company, as amended; (ii) minutes and records of the corporate proceedings of the Company with respect to the adoption of the Plan and the issuance of the Shares or options pursuant to the Plan; (iii) certificates of certain officers and directors of the Company; (iv) the Plan and the forms of agreements pertaining thereto; and (v) such other documents as we have deemed necessary for the expression of the opinions contained herein.

As to various questions of fact material to the opinions expressed below, we have also relied in part and to the extent we deem reasonably appropriate upon representations made to us by officers and directors of the Company or its agents, without independent check or verification of their accuracy.  The law covered by the opinions expressed herein is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware.

In making the foregoing examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.  Furthermore, we have assumed that all stock option exercise prices will exceed $.01 per share (the par value of the Common Stock).

Based on our examination described above, subject to the assumptions and limitations stated herein, and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly authorized and, once issued and paid for in accordance with the terms of the Plan and the related award agreements contemplated thereby, will be validly issued, fully paid and non-assessable.

Integrated Security Systems, Inc.

December 9, 2009

The opinion expressed herein is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any changes or new developments in law, fact or otherwise that might affect any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP